Exhibit 3.1

                               STATE OF CALIFORNIA
                        OFFICE OF THE SECRETARY OF STATE

                              CORPORATION DIVISION


         I, MARCH FONG EU, Secretary of State of the State of California, hereby certify:

         That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

         IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this SEP 3, 1991


                         THE GREAT SEAL OF THE STATE OF
                                   CALIFORNIA

                               [GRAPHIC OMITTED]

                                                               /s/ March Fong Eu

Secretary of State

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                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                    SJW CORP.


J. W. Weinhardt and Barbara Y. Nilsen certify that:

1. They are the duly elected and acting President and Secretary, respectively, of SJW Corp., a California corporation.

2. The Articles of Incorporation of this corporation are amended and restated to read as follows:

                                    ARTICLE I

         Section 1.1. The name of said corporation is SJW CORP.

                                   ARTICLE II

         Section 2.1. The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

         Section 3.1. The corporation is authorized to issue more than one class of shares, namely, two classes consisting of one class of preferred shares and one class of common shares. The total number of shares which the corporation is authorized to issue is 6,176,407, and the aggregate par value of all of said shares that are to have a par value, namely, all 6,176,407 of said shares is $23,160,175. Of said 6,176,407 shares 176,407 shall be and are preferred shares of the par value of $25 per share and 6,000,000 shall be and are common shares of the par value of $3.125 per share. Of said 176,407 preferred shares, 2,645 shall be and are "Cumulative Preferred Stock, Series A" (hereinafter called "Series A preferred shares"), 196 shall be and are "Cumulative Preferred Stock, Series B" (hereinafter called "Series B preferred shares"), 200 shall be an are

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"Cumulative  Preferred Stock,  Series C" (hereinafter called "Series C preferred
shares"),   200  shall  be  and  are  "Cumulative  Preferred  Stock,  Series  D"
(hereinafter called "Series D preferred shares"), 166 shall be and are "Cumulative Preferred Stock, Series E" (hereinafter called "Series E preferred shares"), 4,000 shall be and are "Cumulative Preferred Stock, Series G" (hereinafter called "Series G preferred shares"), 9,000 shall be and are "Cumulative Preferred Stock, Series H" (hereinafter called Series H preferred shares"), and 160,000 shall be and are preferred shares of Series I, Series J, Series K, Series L, Series M and Series N, the number of shares constituting each of such series to be determined by the Board of Directors of the corporation pursuant to the authorization contained in these Articles. (Series F has been intentionally omitted.) All of said 6,000,000 common shares shall be of one and the same series, namely, common shares of the par value of $3.125 per share. No shares of any class are to be without par value.

                                   ARTICLE IV

         Section 4.1. The said shares which the corporation is authorized to issue are to be classified as preferred shares of thirteen series and common shares of one series as provided in Article III above; the nature and extent of the rights, preferences, privileges and restrictions granted to or imposed upon the holders of the respective classes or series of shares shall be as follows:

         (a) Except as to dividend rates, conversion rights, if any, sinking fund provisions, if any, redemption prices and liquidation preferences, which may vary as between different series of preferred shares as hereinafter provided, all preferred shares of this corporation shall be of equal rank and shall have the same rights, preferences, privileges and restrictions; and all preferred shares outstanding at any time shall have parity in all dividend and liquidation distributions payable upon preferred shares, provided that such parity shall be pro rata according to the respective dividend rates and liquidation preferences applicable to the respective series of preferred shares as hereinafter provided or hereafter fixed by the Board of Directors pursuant to authorization herein contained.

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         (b) The holders of all  preferred  shares shall be entitled to receive, and the corporation shall be bound to pay thereon, as and when declared by the Board of Directors out of the surplus or net profits of the corporation, dividends, at the rate or rates per share per annum of, but not exceeding, the rate or rates applicable to the respective series thereof as hereinafter provided or hereafter fixed by the Board of Directors pursuant to authorization herein contained, cumulative from date of issuance and payable in cash quarterly on the first days of March, June, September and December in each year. If the corporation shall fail to pay such dividends quarterly upon all of the issued and outstanding preferred shares, the deficiency in dividends (without interest) shall be fully paid or dividends in such amount declared and set apart for payment, before any distribution, by way of dividends or otherwise, upon the common shares. Notwithstanding anything above provided, the Board of Directors may pay said preferred dividends out of any funds of the corporation legally available therefore, but preferred stockholders shall not be entitled thereto, except as above provided.

         (c) After all cumulative dividends are declared and paid or set apart on all preferred shares which may be then outstanding, the Board of Directors may declare and pay dividends upon the common shares out of any funds of the corporation at the time legally available for the declaration and payment of such dividends.

         (d) All or any of the preferred shares at any time outstanding may be redeemed at the option of the Board of Directors on any dividend payment date upon at least thirty days' prior notice by mail, in such form as the Board of Directors may determine, to the holders thereof of record at the addresses of such holders appearing on the books of the corporation at the time (or if in any case no such address appears, then at San Jose, California), specifying the date and place fixed for such redemption, at and for the redemption price or prices applicable to the respective series thereof as hereinafter provided or hereafter fixed by the Board of Directors pursuant to authorization herein contained.

         (e) If less than all of any one series of preferred shares then outstanding are to be called for redemption, the shares so to be redeemed shall be selected by lot in such

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         impartial  manner as the Board of Directors may determine.  On or after the date fixed for the redemption thereof, each holder of any preferred shares called for redemption shall surrender for cancellation his certificate or certificates for such shares to the corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. In case less than all of the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been given as aforesaid, and if on or before the redemption date the aggregate redemption price of the preferred shares to be redeemed shall have been set aside so as to be and continue available for the redemption of such shares, then, notwithstanding that the certificates representing any preferred shares
         so  called  for  redemption   shall  not  have  been   surrendered  for
         cancellation, the dividends on such shares shall cease to accrue after the redemption date fixed in such notice, and all rights with respect to the shares so called for redemption shall forthwith after such redemption date cease and determine, except only the right of the holders to receive the redemption price without interest, and such shares shall not be transferable on the books of the corporation. At any time after giving notice of redemption, as aforesaid, of all or any part of the preferred shares, the corporation may deposit with any bank or trust company in the City and County of San Francisco, State of California (hereinafter referred to as the "Depositary"), as a trust fund for the benefit of the holders of the preferred shares called for
         redemption,   an  amount  in  cash  sufficient  to  pay  the  aggregate
         redemption price of such shares. If such deposit shall have been made, then after such redemption date such shares shall not be deemed to be outstanding for any purpose, and the rights of the holders thereof shall be limited to the right to receive payment of the redemption price (without interest) from such fund upon endorsement, if required, and surrender of the certificates therefore. In case the holder of any preferred shares called for redemption shall not, within six years after the deposit of a trust fund as aforesaid, claim the amount deposited as above for the redemption of his shares, the Depositary shall, upon demand, pay over to the corporation such amount so deposited and the Depositary shall thereupon be relieved from all further responsibility to the holder thereof. In lieu of following the foregoing procedure for deposit of redemption funds with a bank or trust company, the

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         corporation  may,  and if  required  by law,  shall,  follow  any other procedure for such deposit provided by law at the time of such deposit. Subject to the provisions hereof, the Board of Directors shall have authority to prescribe from time to time the manner in which preferred shares shall be redeemed. All preferred shares redeemed as hereinbefore provided shall be forthwith cancelled and shall not be reissued, and no shares shall be issued in lieu thereof or in exchange therefore.

         (f) Upon any voluntary or involuntary dissolution or liquidation of the corporation, as the case may be, the holders of the preferred shares then outstanding shall be entitled to receive from capital or earnings, or both, amounts equal to the respective liquidation preferences of such shares in such case as hereinafter provided or hereafter fixed by the Board of Directors pursuant to authorization herein contained, all before any payment shall be made to the holders of the common shares. After such payments to the holders of all preferred shares, the aggregate amount of any funds and assets of the corporation then remaining shall be distributed among the holders of the common shares.

         (g) Neither a consolidation nor a merger of the corporation with or into any other corporation or corporations, nor the sale of all or substantially all of the assets of the corporation shall be deemed to be a dissolution or liquidation of the corporation within the meaning of any of the provisions of these Articles.

         (h) In the event of any consolidation or merger of the corporation with or into any other corporation or corporations, any preferred shareholder of the corporation who shall not have approved such a merger or consolidation by vote at the meeting at which the same was approved, or otherwise, shall have all rights of such dissenting stockholder as provided in Section 369 of the Civil Code of the State of California, as amended in 1933, and as in effect on February 20, 1941, in addition to any rights of such shareholder under applicable California law.

         (i) All shares of the corporation whether preferred or common, shall be and are hereby declared to be forever non-assessable, and the Board of Directors shall have no power to levy assessments upon said shares or any of them.

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         (j) No one or more  holders  of the  shares  of  capital  stock  of the corporation shall be entitled to purchase or otherwise participate in any new or additional issue of stock by the corporation, and every shareholder hereby and by the acceptance of the certificate or
         certificates  for  his  stock  irrevocably  for  himself,   his  heirs,
         executors, administrators, successors and assigns, waives all right to purchase or otherwise participate in such new or additional issue, or any part thereof.

         (k) Except as otherwise provided by law or by specific provision hereinafter- in these Articles contained, the holders of preferred shares of each series shall be entitled to vote at all elections and to vote or consent on all questions at the rate of eight votes for each share of preferred stock, regardless of series, held by each such holder and the holders of common shares shall be entitled to vote at all elections and to vote or consent on all questions at the rate of one vote for each share of common stock held by each such holder, and on any question as to which it is at the time provided by law that action may be taken on approval by vote or consent of a specified percentage of the outstanding shares or of any class or series thereof, the vote or consent of stockholders holding such specified percentage shall also be required; provided, however, that notwithstanding anything to the contrary contained in this Article IV (specifically including paragraphs (a) and (o) of this Section 4.1), except as otherwise provided by law and by the provisions of paragraphs (1) and
         (m) of this Section 4.1, the holders of preferred stock of Series I, Series J, Series K, Series L, Series M and Series N shall only have such voting rights, if any, as are fixed by the Board of Directors of the corporation in a resolution adopted before the issuance thereof, and the Board of Directors of the corporation is hereby authorized to fix and alter from time to time the respective voting rights (other than the rights provided in paragraphs (1) and (m) of Section 4.1), if any, of any wholly unissued series of preferred shares, subject, however, to the limit and restriction that such shares shall not have more than one vote per share.

         (l) If and whenever dividends accrued and unpaid on the outstanding preferred shares, or any series thereof, equal or exceed an amount equivalent to eight full quarterly dividends on all shares of any series of preferred shares at the time outstanding, then until all dividends in

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         default on such preferred  shares shall have been paid, or declared and set aside, the holders of the outstanding preferred shares voting separately as one class, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the holders of the outstanding common shares, voting separately as a class, shall be entitled to elect the remaining members of the Board of Directors. If and when all dividends theretofore in default on the preferred shares shall be paid, or declared and set aside (and such dividends shall be declared and paid out of any funds legally available therefore, as soon as reasonably practicable), the holders of preferred shares shall thereupon be divested of such special right to elect certain members of the Board of Directors; provided, however, that in any such case all of the provisions of this paragraph as to the vesting of such special right shall remain in effect and shall again apply in case of any further default in payment of eight full quarterly dividends as aforesaid. Whenever under the provisions of this paragraph a change in the voting powers of the holders of the preferred shares and common shares shall have occurred, a meeting of the holders of such shares shall be held upon notice promptly given, as provided in the By-Laws of the corporation for a special meeting of stockholders, by the President or the Secretary of the corporation. If within fifteen days after the accrual or termination of such special right of the holders of the preferred shares or common shares, with respect to the election of directors, the President and the Secretary of the corporation shall each fail to call such meeting (to be held on a date not more than thirty days after the mailing of the notice therefore), then such meeting shall be held upon notice as provided in the By-Laws for a special meeting of shareholders given by the holders of not less than one thousand preferred shares or common shares after filing with the corporation a notice of their intention so to do. At all meetings of stockholders held for the purpose of electing directors during such times as the holders of preferred shares shall have the right to elect directors pursuant to the foregoing provisions of this paragraph, the presence in person or by proxy of a majority of all the outstanding preferred shares shall be required to constitute a quorum of such class for the election of such directors, and the presence in person or by proxy of the holders of a majority of all the outstanding common shares shall be required to constitute a quorum of such

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         class  for the  election  of  directors;  provided,  however,  that the absence of a quorum of the holders of either such class shall not prevent the election at any such meeting, or an adjournment thereof, of directors by the other such class if the necessary quorum of the holders of shares of such class is present in person or by proxy at such meeting; and provided further, that in the absence of a quorum of the holders of shares of either such class, a majority of those holders of the shares of such class who are present in person or by proxy shall have the power to adjourn the meeting for the election of the directors to be elected by such class from time to time without notice, other than announcement at the meeting, until the requisite amount of holders of such class shall be present in person or by proxy, but such adjournment shall not be made to a date beyond the date for the mailing of notice of the next annual meeting of stockholders or special meeting in lieu thereof. Forthwith upon the election of a majority of the Board of Directors of the corporation by the holders of preferred shares pursuant to the foregoing provisions of this paragraph, the terms of office of all persons who were directors of the corporation immediately prior to such election shall terminate, whether or not holders of common shares entitled to vote shall then have elected the remaining members of the Board of Directors, and if the holders of common shares entitled to vote shall not have elected the remaining members of the Board of Directors, then the directors so elected by the holders of preferred shares shall constitute the Board of Directors pending such election of the remaining directors by such holders of common shares. Upon the reversion pursuant to the foregoing provisions of this paragraph of the voting powers to their status prior to default, then upon the election of new directors by the holders of all shares of the corporation, the term of office of the directors elected by vote of the holders preferred shares and common shares by classes shall forthwith terminate.

         (m) If, upon prior notice in writing thereof, which shall be given to the holders of all then outstanding preferred shares in the same manner as notice of a special meeting of stockholders is required to be given to stockholders by the By-Laws of the corporation, the holders of one-third or more of said then outstanding preferred shares shall, in writing filed with the corporation at its office designated in the notice within thirty days after the date of such

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         notice, object thereto, the corporation shall not do any one or more of the following acts:

                  (1) Issue any shares of preferred stock or of any stock ranking on a parity with, or having any preference over, the preferred shares as to assets or dividends, unless the par value of the common shares to be outstanding immediately after such issue (plus, if the corporation so elects, its surplus as shown by its books, provided that distribution on, or purchase of, the common shares out of such surplus, or any part thereof to be included for this purpose, is prohibited while such additional shares are outstanding) shall be at least equal to the par value of its preferred shares of all series and of any other stock ranking on a parity with, or having any preference over, the preferred shares as to assets or dividends, to be outstanding immediately after such issue; or

                  (2) Issue any preferred shares or any shares of any other stock ranking on a parity with, or having any preference over, the preferred shares as to assets or dividends unless the net earnings of the corporation (calculated on a consolidated basis), available for dividends as determined in accordance with the system of accounts prescribed by the Public Utilities Commission of the State of California with respect to the corporation (assuming for purposes of the net earnings calculation that the corporation were to be subject to the system of accounts, if any, prescribed by the Public Utilities Commission of the State of California), or, in the absence of any such system, in accordance with generally accepted principles of accounting, for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the issuance of such additional stock, are at least two times the annual dividend requirements on all preferred shares and on all other shares of stock ranking on a parity with, or having any preference over, the preferred shares as to assets or dividends, to be outstanding immediately after the proposed issue of such additional shares; provided, however, that in case the corporation or any subsidiary shall have

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                           acquired any water works property within or after the
                           period for which the calculation of net earnings is made, the corporation in computing its net earnings
                           (calculated  on  a   consolidated   basis)  shall  be
                           entitled, at its option, to include, to the extent that the same may not have been otherwise included, the net earnings of such property for the whole of such period, which net earnings shall be ascertained and computed as if such property had been owned by the corporation or its subsidiary during all of such period; or

                  (3) Create or authorize any class or series of shares (in addition to the 176,407 preferred shares authorized by Article III) which shall be entitled to any preference over, or to parity with, the said 176,407 preferred shares, or any thereof; or

                  (4) Make any change in any of the provisions relative to the preferred shares or any series thereof which would change the express terms or provisions of such shares in any manner prejudicial to the holders thereof, except that if any such change is prejudicial to the holders of one or more but not all of such series, then the prior notice in writing above required need only be given to the holders of the shares then outstanding of the series so affected and the objection in writing, filed as above provided, of the holders of one-third or more of said total number of shares then outstanding of said series so affected shall be required to prevent such act by the corporation, and except that the fixing of any dividend rates, conversion rights, if any, redemption prices and liquidation preferences and the fixing of sinking fund provisions, if any, of preferred shares of Series I, Series J, Series K, Series L, Series M and Series N by the Board of Directors of the corporation shall not be deemed to be a change within the meaning of this subparagraph
                           (4); or

                  (5) Issue any unsecured notes, debentures or other evidences of unsecured indebtedness or assume any such unsecured notes, debentures or evidences of unsecured indebtedness in any case if immediately after such issue or assumption the total principal amount of all unsecured notes, debentures and other evidences of unsecured indebtedness issued or assumed by the corporation and then outstanding (including the unsecured notes, debentures and other evidences of unsecured indebtedness then to be issued or to be assumed, but excluding any of the same theretofore issued pursuant to the provisions of this paragraph
                           (1) without objection by the holders of one-third or more of the then outstanding preferred shares as above provided) would exceed the greater of the following amounts: $700,000 or an amount equal to 10% of the aggregate of (i) the total principal amount of all bonds or other securities representing the secured indebtedness issued or assumed by the corporation and any of its subsidiaries and then to be outstanding and (ii) the capital and surplus of the corporation (as determined on a consolidated basis) as then to be stated on the books of account of the corporation.

                  (6) If the corporation has outstanding at any time shares without par value, then references in this paragraph
                           (1) to par value shall refer, in the case of such shares without par value, to that part of the consideration received for such shares which is established as capital. Nothing in this paragraph (1) contained shall require notice to the holders of preferred shares, or shall prevent an act by the corporation against objection of the holders of preferred shares, in the case of any act otherwise authorized by law, if such act is of the type specified above in subparagraph (1) or subparagraph
                           (2) or subparagraph (3) and the said act is for the purpose of, and the proceeds derived therefrom are used for, the redemption of all then outstanding preferred shares. Nothing in this paragraph (1) contained shall require notice to the holders of preferred shares, or shall prevent an act by the corporation against objection of the holders of preferred shares, in the case of any act otherwise authorized by law, if such act is of the type specified above in subparagraph (5) and the said act is for the purpose of, and the proceeds derived therefrom are used for, the redemption or refunding of any then outstanding bonds of the corporation or any of its subsidiaries or other securities representing the secured indebtedness issued or assumed by the corporation or any of its subsidiaries or the redemption or refunding of any then outstanding unsecured indebtedness of the corporation or any of its subsidiaries. All requirements in this paragraph (1) contained shall be in addition to any and all requirements of law applicable to any of the corporate acts above mentioned, and all applicable requirements of law shall also be complied with. Notwithstanding anything above provided in this paragraph (1), if before performance of any act of the corporation specified in this paragraph (1) the law shall require the affirmative vote or written consent in favor of such act of the holders of two-thirds of the preferred shares then outstanding and if such vote or written consent plus the vote or written consent of one more preferred share shall be obtained pursuant to such requirement of law, it shall be conclusively presumed that the holders of one-third or more of the preferred shares then outstanding would not object to such act and accordingly no notice to, nor opportunity to object by, the holders of preferred shares shall be required under this paragraph (1) before the performance of such corporate act.

         (n) Except when some mandatory provisions of law shall be controlling and except as otherwise expressly provided in this Article IV, whenever preferred shares of two or more series are outstanding, no particular series shall be entitled to vote or object as a separate series on any matter and all preferred shares shall be deemed to constitute but one class for any purpose for which a vote or consent of the shareholders of the corporation by classes may now or hereafter be required.

         (o) The 160,000 preferred shares of Series I, Series J, Series K, Series L, Series M and Series N, created by Article III of these Articles shall have such respective dividend rates, conversion rights, if any, sinking fund provisions, if any, redemption prices and liquidation preferences as the Board of Directors of the corporation shall fix or alter from time to time before the issuance thereof and each of said series shall consist of such number of shares as said Board of Directors shall fix or alter from time to time before the issuance thereof; and the Board of Directors of the corporation is hereby authorized to fix or alter from time to time the said respective dividend rates, conversion rights, if any, sinking fund provisions, if any, redemption prices and liquidation preferences of any wholly unissued series of preferred shares or of all or any of the shares constituting such unissued series and to fix or alter from time to time the number of shares constituting any such unissued series. Except insofar as these Articles shall otherwise provide in respect of Series A preferred shares, Series B preferred shares, Series C preferred shares, Series D preferred shares, Series E preferred shares, Series G preferred shares, Series H preferred shares and shall otherwise provide in respect of any other series of preferred shares, all Series A preferred shares, Series B preferred shares, Series C preferred shares, Series D preferred shares, Series E preferred shares, Series G preferred shares, Series H preferred shares and all preferred shares of Series I, Series J, Series K, Series L, Series M and Series N shall have and be subject to the same rights, preferences, privileges and restrictions as hereinabove in this Article IV provided with reference to all preferred shares.

         (p) The common shares of the corporation shall be subject and subordinate to any rights, preferences, privileges and restrictions which are granted to any preferred shares by this Article IV or which may hereafter be granted to any series of preferred shares by the Board of Directors pursuant to the authority conferred upon said Board of Directors by this Article IV; but subject to the foregoing, the common shares shall be entitled to all rights expressly granted to them in this Article IV and all other rights of shares of the corporation.

                                    ARTICLE V

         Section 5.1. The 2,645 Series A preferred shares created by Article III of these Articles shall be entitled to a preferred cumulative dividend of 4.75% per annum of the par value thereof, payable as otherwise in Article IV of these Articles provided, and shall have a redemption price which shall be the sum of (a) the par value thereof, (b) a premium of 5% of such par value, and (c) the amount of the accrued and unpaid dividends accumulated thereon to and including the date fixed for such redemption (whether or not earned or declared).

         Section 5.2. The 196 Series B preferred shares created by Article III of these Articles shall be entitled to a preferred cumulative dividend of 4.75% per annum of the par value thereof, payable as otherwise in Article IV of these Articles provided, and shall have a redemption price which shall be the sum of
(a) $26.25 per share, and (b) the amount of the accrued and unpaid dividends accumulated thereon to and including the date fixed for such redemption (whether or not earned or declared).

         Section 5.3. The 200 Series C preferred shares created by Article III of these Articles shall be entitled to a preferred cumulative dividend of 4.7% per annum of the par value thereof, payable as otherwise in Article IV of these Articles provided, and shall have a redemption price which shall be the sum of
(a) $26.25 per share, and (b) the amount of the accrued and unpaid dividends accumulated thereon to and including the date fixed for such redemption (whether or not earned or declared).

         Section 5.4. The 200 Series D preferred shares created by Article III of these Articles shall be entitled to a preferred cumulative dividend of 4.7% per annum of the par value thereof, payable as otherwise in Article IV of these Articles provided, and shall have a redemption price which shall be the sum of
(a) $26.25 per share, and (b) the amount of the accrued and unpaid dividends accumulated thereon to and including the date fixed for such redemption (whether or not earned or declared).

         Section 5.5. The 166 Series E preferred shares created by Article III of these Articles shall be entitled to a preferred cumulative dividend of 5.5% per annum of the par value thereof, payable as otherwise in Article IV of these Articles provided, and shall have a redemption price which shall be the sum of
(a) 26.25 per share, and (b) the amount of the accrued and unpaid dividends accumulated thereon to and including the date fixed for such redemption (whether or not earned or declared).

         Section 5.6. (a) The 4,000 Series G preferred shares created by Article III of these Articles shall be entitled to a preferred cumulative dividend of 4.625% per annum of the par value thereof, payable as otherwise in Article IV of these Articles provided, and shall have a redemption price which shall be the sum of (1) $25 per share, and (2) the amount of the accrued and unpaid dividends accumulated thereon to and including the date fixed for such redemption (whether or not earned or declared).

         (b) There shall be set aside a sinking fund to be applied to the purchase or redemption of the Series G preferred shares and the amount of such sinking fund, the application thereof and the other terms and provisions relative to said sinking fund shall be and the same hereby are fixed and declared to be as follows:

                  (1) So long as any of the Series G preferred shares shall be outstanding and after all cumulative dividends are declared and paid or set apart on all preferred shares of the corporation which may be then outstanding, the corporation, as a sinking fund for the purchase or redemption of Series G preferred shares (hereinafter called the "Series G Sinking Fund"), shall set aside in cash out of any moneys legally available therefor, on the first day of September in each year (hereinafter called the "Series G Sinking Fund Payment Date") commencing with the first day of September 1985, the sum of $20,000. If on any Series G Sinking Fund Payment Date the funds of the corporation legally available therefore shall be insufficient to discharge such Series G Sinking Fund requirement in full, funds to the extent legally available for such purpose shall be set aside for the Series G Sinking Fund; provided, however, that if the funds legally available therefor shall be insufficient to discharge in full the sinking fund requirements for all series of preferred shares for which sinking funds have been provided pursuant to the authorization contained in these Articles, then all such preferred shares shall have parity in all sinking fund payments for the benefit of such preferred shares, provided such parity shall be pro rata according to the respective total amounts of the sinking funds applicable to the respective series and provided, further, that current payments and arrearages in payments shall also have parity in all funds legally available for sinking fund purposes. Such Series G Sinking Fund requirements shall be cumulative, so that if for any year or years such requirements shall not be fully discharged as they accrue, funds legally available therefor, after such payment or setting apart for dividends, for each fiscal year thereafter shall be applied thereto until such requirements are fully discharged.

                  (2) The corporation at its option shall be entitled to use as a credit against its Series G Sinking Fund requirement for any year, an amount equal to the par value of Series G preferred shares which the corporation shall have theretofore acquired by purchase or redemption otherwise than through the operation of the Series G Sinking Fund and for which credit shall not theretofore have been taken against any Series G Sinking Fund requirement.

                  (3) On or before the dividend payment date next following each such Series G Sinking Fund Payment Date, the cash in the Series G Sinking Fund shall be used to acquire 800 Series G preferred shares theretofore issued, by purchase at a price or prices not exceeding the par value thereof, or by redemption, at the par value thereof, in the manner provided in paragraphs (d) and (e) of Section 4.1 of these Articles, in each case plus accrued and unpaid dividends accumulated on said shares to and including the date of such purchase or redemption be paid from the (whether or not earned or declared), which shall the general funds of the corporation and not from Series G Sinking Fund, or by both such purchase and redemption. In the event that the obligation of the corporation to acquire Series G preferred shares in accordance with the preceding sentence is satisfied without the use of all the cash then in the Series G Sinking Fund, such remaining cash shall continue to remain in the Series G Sinking Fund and the corporation shall use the same as a part of the next Series G Sinking Fund requirement and the corporation's obligation to set aside cash for the Series G Sinking Fund on the next Series G Sinking Fund Payment Date shall be reduced to the extent of the amount of such remaining cash. Upon retirement of all Series G preferred shares, any cash remaining in the Series G Sinking Fund in excess of that required to complete the payment for any shares purchased or agreed to be purchased or to redeem shares called for redemption through the operation of the Series G Sinking Fund, shall become a part of the general funds of the corporation.

         Section 5.7. (a) The 9,000 Series H preferred shares created by Article III of these Articles shall be entitled to a preferred cumulative dividend of 10.5% per annum of the par value thereof, payable as otherwise in Article IV of these Articles provided.

         (b) Subject to the provisions of paragraphs (l) and (m) of Section 4.1 of these Articles, Series H preferred shares shall have no voting rights whatsoever except as otherwise provided by law.

         (c) Except as hereinafter specifically provided, the redemption prices of the Series H preferred shares shall be and the same hereby are fixed and declared to be the respective redemption prices shown in the following table under the heading "Regular Redemption Price," together in each case with the amount of the accrued and unpaid dividends accumulated on said shares to and including the date fixed for redemption (whether or not earned or declared); provided, however, that
         (1) in case of the redemption of the Series H preferred shares out of cash held in the sinking fund hereinafter provided for, then the redemption price of the Series H preferred shares shall be and the same hereby is fixed and declared to be the par value thereof, together with the amount of the accrued and unpaid dividends accumulated on said shares to and including the date fixed for redemption (whether or not earned or declared) and (2) in case of the redemption of the Series H preferred shares through the application of the proceeds of condemnation, or of sale to a municipality or other public body having the power of eminent domain and indicating its imminent intention to exercise such power, of any complete water works system or any substantial part of a water works system owned by this corporation, then the redemption prices of the Series H preferred shares shall be and the same hereby are fixed and declared to be the respective redemption prices shown in the following table under the heading "Special Redemption Price," together in each case with the amount of the accrued and unpaid dividends accumulated on said shares to and including the date fixed for redemption (whether or not earned or declared):

   During the twelve
   Months Beginning           Regular Redemption         Special Redemption
       November 1                   Price                       Price
--------------------------------------------------------------------------------

            *                     $26.57500                   $24.787500
          1985                     26.44375                    25.721875
          1986                     26.31250                    25.656250
          1987                     26.18125                    25.590625
          1988                     26.05000                    25.525000
          1989                     25.91875                    25.459375
          1990                     25.78750                    25.393750
          1991                     25.65625                    25.328125
          1992                     25.52500                    25.262500
          1993                     25.39375                    25.196875
          1994                     25.26250                    25.131250
          1995                     25.13125                    25.065625
1996 and all subsequent years      25.00                       25.00

* Prior to October 31, 1985.


The Series H preferred shares shall not be redeemable prior to November 1, 1985, as a part of any refunding or anticipated refunding operation by the application, directly or indirectly, of funds derived from the sale of any preferred shares having an effective dividend rate of less than 10.5% of the gross proceeds of the sale.

         (d) There shall be set aside a sinking fund to be applied to the purchase or redemption of the Series H preferred shares and the amount of such sinking fund, the application thereof and the other terms and provisions relative to said sinking fund shall be and the same hereby are fixed and declared to be as follows:

                  (1) So long as any of the Series H preferred shares shall be outstanding and after all cumulative dividends are declared and paid or set apart on all preferred shares of the corporation which may be then outstanding, the corporation, as a sinking fund for the purchase or redemption of

                           Series H preferred shares (hereinafter called the "Series H Sinking Fund"), shall set aside in cash out of any moneys legally available therefore, on the first day of November in each year (hereinafter called the "Series H Sinking Fund Payment Date") commencing with the first day of November 1985, the sum of $75,000. If on any Series H Sinking Fund Payment Date the funds of the corporation legally available therefore shall be insufficient to discharge such Series H Sinking Fund requirement in full, funds to the extent legally available for such purpose shall be set aside for the Series H Sinking Fund; provided, however, that if the funds legally available therefore shall be insufficient to discharge in full the sinking fund requirements for all series of preferred shares for which sinking funds have been provided pursuant to the authorization contained in these Articles, then all such preferred shares shall have parity in all sinking fund payments for the benefit of such preferred shares, provided such parity shall be pro rata according to the respective total amounts of the sinking funds applicable to the respective series and provided, further, that current payments and arrearages in payments shall also have parity in all funds legally available for sinking fund purposes. Such Series H Sinking Fund requirements shall be cumulative, so that if for any year or years such requirements shall not be fully discharged as they accrue, funds legally available therefore, after such payment or setting apart for dividends, for each fiscal year thereafter shall be applied thereto until such requirements are fully discharged.

                  (2) The corporation at its option shall be entitled to use as a credit against its Series H Sinking Fund requirement for any year, an amount equal to the par value of Series H preferred shares which the corporation shall have theretofore acquired by purchase or redemption otherwise than through the operation of the Series H Sinking Fund and for which credit shall not theretofore have been taken against any Series H Sinking Fund requirement.

                  (3) On or before the dividend payment date next following each Series H Sinking Fund Payment Date, the cash in the Series H Sinking Fund shall be used to acquire 3,000 Series H preferred shares theretofore issued, by purchase at a price or prices not exceeding the par value thereof, or by redemption, at the par value thereof, in the manner provided in paragraphs (d) and
                           (e) of Section 4.1 of these Articles, in each case plus accrued and unpaid dividends accumulated on said shares to and including the date of such purchase or redemption (whether or not earned or declared), which shall be paid from the general funds of the corporation and not from the Series H Sinking Fund, or by both such purchases and redemption. In the event that the obligation of the corporation to acquire Series H preferred shares in accordance with the preceding sentence is satisfied without the use of all the cash then in the Series H Sinking Fund, such remaining cash shall continue to remain in the Series H Sinking Fund and the corporation shall use the same as a part of the next Series H Sinking Fund requirement and the corporation's obligation to set aside cash for the Series H Sinking Fund on the next Series H Sinking Fund Payment Date shall be reduced to the extent of the amount of such remaining cash. Upon retirement of all Series H preferred shares, any cash remaining in the Series H Sinking Fund in excess of that required to complete the payment for any shares purchased or agreed to be purchased, or to redeem shares called for redemption through the operation of the Series H Sinking Fund, shall become a part of the general funds of the corporation.

         Section 5.8. The Series A preferred shares, Series B preferred shares, Series C preferred shares, Series D preferred shares, Series E preferred shares, Series G preferred shares and Series H preferred shares (a) shall have no conversion rights whatsoever, and (b) shall have liquidation preferences as follows: (i) upon any voluntary dissolution or liquidation of the corporation the holders of Series A preferred shares, Series B preferred shares, Series C preferred shares, Series D preferred shares, Series E preferred shares, Series G preferred shares and Series H preferred shares shall be entitled to receive from capital or earnings, or both, an amount equivalent to the applicable redemption price for such shares provided in this Article V at the date of payment, and (ii) upon any involuntary dissolution or liquidation of the corporation the holders of Series A preferred shares, Series B preferred shares, Series C preferred shares, Series D preferred shares, Series E preferred shares, Series G preferred shares and Series H preferred shares shall be entitled to receive from capital or earnings, or both, an amount equal to the par value of their shares and all dividends accrued thereon to the date of payment (whether or not earned or declared).

         Section 5.9. Except as in this Article V provided, all "Series A preferred shares, Series B preferred shares, Series C preferred shares, Series D preferred shares, Series E preferred shares, Series G preferred shares and Series H preferred shares shall have and be subject to all of the rights, preferences, privileges and restrictions hereinbefore in Article IV of these Articles set forth with reference to all preferred shares."

                                   ARTICLE VI

         Section 6.1. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         Section 6.2. The corporation shall indemnify any person who is or was a party or is threatened to be made a party to any proceeding (as defined in Section 317 of the Corporations Code) by reason of the fact that such person is or was an agent (as defined in Section 317 of the Corporations Code) of the corporation, to the fullest extent permitted by Section 317 of the Corporations Code. The corporation is authorized to provide indemnification of agents for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code."

         Section 6.3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved and adopted by the Board of Directors in accordance with Section 510(b) and 910(b) of the California Corporations Code.
Section 510(b) is applicable because: (a) subsequent to the corporation's incorporation, the corporation issued on July 16, 1985 the following numbers and series of preferred shares and has issued no other preferred shares:

             Series                                 Total Shares Issued
--------------------------------------------------------------------------------
               A                                         27,355
               B                                          2,467
               C                                          1,183
               D                                            530
               E                                            646
               G                                         23,200
               H                                         76,000

         (b) in connection with the operation of the corporation's Series G and H sinking funds, the corporation repurchased the following numbers of its preferred shares on the following dates:

  Series              Date                 Shares                  Shares
                                         Purchased                Remaining
                                                                 Outstanding
--------------------------------------------------------------------------------
    G                  9/85                  800                   22,400
                       9/86                  800                   21,600
                       9/87                  800                   20,800
                       9/88                  800                   20,000
                       9/89                  800                   19,200

    H                 11/85                3,000                   73,000
                      11/86                3,000                   70,000
                      11/87                3,000                   67,000

         (c)  all  of  the  remaining   outstanding   preferred  shares  of  the
         corporation were subsequently redeemed on the following dates:

                                                             Shares
   Series         Shares Date          Purchased            Remaining
                                                           Outstanding
--------------------------------------------------------------------------------

     A               6/90               27,355                 -0
     B               6/90                2,467                 -0
     C               6/90                1,183                 -0
     D               6/90                 530                  -0
     E               6/90                 646                  -0
     G               6/90               19,200                 -0
     H               6/88               67,000                 -0

and (d) pursuant to the corporation's Articles of Incorporation, as amended, none of such preferred shares which were redeemed may be reissued by the corporation.

                           We further declare under penalty of perjury under the
laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

                         Executed on ____________________, 19____ in California.


                                              ----------------------------------
                                                      J. W. Weinhardt, President


                                              ----------------------------------
                                                    Barbara Y. Nilsen, Secretary

                                     By-Laws

                                       Of

                                    SJW Corp.

                           (a California corporation)



                             Adopted April 16, 1985

                           as amended January 24, 1989

                                     BY-LAWS
                                       of
                                    SJW CORP.
                           (a California corporation)

                                    ARTICLE I

                                     OFFICES

         Section 1.1 Principal Office. The principal office for the transaction of the business of the corporation shall be located at 374 West Santa Clara Street, San Jose, California 95113. The Board of Directors is hereby granted full power and authority to change said principal office to another location within or without the State of California.

         Section 1.2 Other Offices. One or more branch or other subordinate offices may at any time be fixed and located by the Board of Directors at such place or places within or without the State of California as it deems appropriate.

                                   ARTICLE II

                                    DIRECTORS

         Section 2.1 Exercise of Corporate Powers. Except as otherwise provided by the Articles of Incorporation, as amended, of the corporation (the "Articles") or by the laws of the State of California now or hereafter in force, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation as permitted by law provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

         Section 2.2 Number (a) The number of the corporation's directors shall not be less than seven nor more than nine, the exact number of which shall be fixed by a By-Law duly adopted by the shareholders or by the Board of Directors.

         (b) The number of directors set forth in clause (a) of this Section 2.2 shall constitute the authorized number of the corporation's directors until changed by an amendment of the Articles or of the By-Laws duly adopted by the shareholders.

         (c) The exact number of directors of the corporation is fixed, within the limits set forth in clause (a) of this Section 2.2, at eight.

         Section 2.3 Need Not Be Shareholders. The directors of the corporation need not be shareholders of the corporation.

         Section 2.4 Compensation. Directors shall receive such compensation for their services as directors and such reimbursement for their expenses of attendance at meetings as may be determined from time to time by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 2.5 Election and Term of Office. Except as otherwise provided in paragraph (l) of Section 5.1 of Article V of the Articles, directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting, provided, that if for any reason, said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. Except as otherwise provided in paragraph (1) of
Section 5.1 of Article V of the Articles, the term of office of the directors shall begin immediately after their election and shall continue until the expiration of the term for which elected and until their respective successors have been elected and qualified.

         Section 2.6 Vacancies. A vacancy or vacancies in the Board of Directors shall exist when any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors (by the Board or the shareholders) or otherwise. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Except for a vacancy created by the removal of a director, vacancies on the Board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director may be filled only by the approval of the shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the directors, but any such election by written consent requires the consent of the holders of shares entitled to cast a majority of the votes entitled to be cast by the outstanding voting shares. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretirry or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

         Section 2.7 Removal. (a) Any and all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the votes entitled to be cast by the outstanding voting shares at an election of directors, subject to the following:

              (1) No director may be removed (unless the entire Board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected; and

              (2) When by the provisions of the Articles, the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

         (b) Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director's term of office.

         Section 2.8 Emeritus Directors. The Board of Directors may designate any former director or directors of the corporation as an Emeritus Director for such term as the Board of Directors shall deem appropriate. Persons so designated shall not thereby become officers, directors or employees and shall have only such responsibilities and privileges as the Board of Directors may from time to time specifically determine.

                                   ARTICLE III

                                    OFFICERS

         Section 3.1 Election and Qualifications. The officers of this corporation shall consist of a President, one or more Vice Presidents, a Secretary, and a Chief Financial Officer and Treasurer who shall be chosen by the Board of Directors and such other officers, including a Chairman of the Board, as the Board of Directors shall deem expedient, who shall be chosen in such manner and hold their offices for such terms as the Board of Directors may prescribe. Any two or more of such offices may be held by the same person. Any Vice President may exercise any of the powers of the President as directed by the Board of Directors and shall perform such other duties as are imposed upon such officer by the By-Laws or the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be chosen from the directors but the other officers of the corporation may or may not be directors.

         Section 3.2 Term of Office and Compensation. The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment.

         Section 3.3 Removal and Vacancies. Any officer of the corporation may be removed at the pleasure of the Board of Directors at any meeting or by vote of shareholders entitled to exercise a majority of the voting power of the corporation at any meeting or at the pleasure of any officer who may be granted such power by a resolution of the Board of Directors. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. If any vacancy occurs in any office of the corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor is duly chosen and qualified.

                                   ARTICLE IV

                              CHAIRMAN OF THE BOARD

         Section 4.1 Powers and Duties. If there be one, the Chairman of the Board of Directors, subject to the Board of Directors, shall be the chief executive officer of the corporation. He shall preside at meetings of the shareholders and of the Board of Directors, shall act as chief executive officer of the corporation, and shall do and perform such other things as may from time to time be assigned to him by the Board of Directors. He shall have the power and authority to affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, contracts, certificates and other papers and instruments in writing which have been authorized or directed by the Board of Directors or which, in his judgment, should be executed on behalf of the corporation.

                                    ARTICLE V

                                    PRESIDENT

         Section 5.1 Powers and Duties. The President shall do and perform such duties as may from time to time be assigned to him by the Board of Directors. He shall have the power and authority to affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, contracts, certificates and other papers and instruments in writing which have been authorized or directed by the Board of Directors or which, in his judgement, should be executed on behalf of the corporation, and to sign certificates for shares of stock of the corporation. In the event of the absence or disability of the Chairman of the Board of Directors, the President shall exercise the powers and perform the duties of the Chairman of the Board of Directors. If there be no Chairman of the Board of Directors, the powers and duties of the President shall include those assigned to the Chairman of the Board of Directors by Article IV, as well as those assigned to the President by this Article.

         Section 5.2 President pro tem. If neither the Chairman of the Board, the President, nor any Vice President is present at any meeting of the Board of Directors, a President pro Lem may be chosen to preside and act at such meeting. If neither the President nor any Vice President is present at any meeting of the shareholders, a President pro Lem may be chosen to preside at such meeting.

                                   ARTICLE VI

                                 VICE PRESIDENT

         Section 6.1 Powers and Duties. In case of the absence, disability or death of the President, the Vice President, or one of the Vice Presidents, shall exercise all the powers and perform all the duties of the President. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President shall be as fixed by the Board of Directors. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors.

                                   ARTICLE VII

                                    SECRETARY

         Section 7.1 Powers and Duties. The powers and duties of the Secretary are:

         (a) To keep a book of minutes at the principal office of the corporation, or such other place as the Board of Directors may order, of all meetings of its directors and shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

         (b) To keep the seal of the corporation and to affix the same to all instruments which may require

         (c) To keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the shareholders and their addresses, the number and classes of shares held by each. the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         (d) To keep a supply of certificates for shares of the corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

         (e) To transfer upon the share books of the corporation any and all shares of the corporation; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 12.4 hereof.

         (f) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the President or a Vice President, or by any person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of the corporation.

         (g) Generally to do and perform all such duties as pertain to the office of Secretary and as may be required by the Board of Directors.

                                  ARTICLE VIII

                      CHIEF FINANCIAL OFFICER AND TREASURER

         Section 8.1 Powers and Duties. The powers and duties of the Chief Financial Officer and Treasurer are:

         (a) To supervise and control the keeping and maintaining of adequate and correct accounts of the corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.
         The books of account shall at all reasonable times be open to inspection by any director.

         (b) To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the corporation and, at the discretion of the Chief Financial Officer and Treasurer to cause any or all thereof to be deposited for the account of the corporation with such depositary as may be designated from time to time by the Board of Directors.

         (c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid in for the account of the corporation.

         (d) To pay out of the corporation funds on hand all just debts of the corporation of whatever nature upon maturity of the same and to disburse, or cause to be disbursed, all funds of the corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

         (e) To render to the Chairman of the Board, to the President and to the Board of Directors, whenever they may require, accounts of all transactions and of the financial condition of the corporation.

         (f) Generally to do and perform all such duties as pertain to the office of Chief Financial Officer and Treasurer and as may be required by the Board of Directors.

                                   ARTICLE IX

                             COMMITTEES OF THE BOARD

         Section 9.1 Appointment and Procedure. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, including an Audit Committee, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.

         Section 9.2 Powers. Any committee appointed by the Board of Directors, to the extent provided in the resolution of the Board or in these By-Laws, shall have all the authority of the Board except with respect to:

         (a) the approval of any action which requires the approval or vote of the shareholders;

         (b) the filling of vacancies on the Board or on any committee;

         (c) the fixing of compensation of the directors for serving on the Board or on any committee;

         (d) the amendment or repeal of By-Laws or the adoption of new By-Laws;

         (e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

         (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board;

         (g) the appointment of other committees of the Board or the members thereof.

         Section 9.3 Executive Committee. In the event that the Board of Directors appoints an Executive Committee, such Executive Committee shall include the Chairman of the Board, if any, as one of its members. In all cases in which specific directions to the contrary shall not have been given by the

Board of Directors, such Executive Committee shall have and may exercise, during the intervals between the meetings of the Board of Directors, all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation (except as provided in Section 9.2 hereof) in such manner as the Executive Committee may deem in the best interests of the corporation.

                                    ARTICLE X

                            MEETINGS OF SHAREHOLDERS

         Section 10.1 Place of Meetings. Meetings (whether regular, special or adjourned) of the shareholders of the corporation shall be held at the principal office for the transaction of business as specified in accordance with Section
1.1 hereof, or any place within or without the State which may be designated by written consent of all the shareholders entitled to vote thereat, or which may be designated by the Board of Directors.

         Section 10.2 Time of Annual Meetings. The annual meeting of the shareholders shall be held at the hour of 10:00 o'clock in the forenoon on the third Tuesday in April in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday, or such other time or date as may be set by the Board of Directors.

         Section 10.3 Special Meetings. Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board, the President or the holders of shares entitled to cast not less than 10% of the vote at the meeting.

         Section 10.4 Notice of Meetings. (a) Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than 10 nor more than 60 days before the day of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of subdivision (b) any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

         (b) Any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, on any of the matters listed below shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice:

                  (1) a proposal to approve a contract or other transaction between the corporation and one or more of its directors, or between the corporation and any corporation, firm or association in which one or more directors has a material financial interest;

                  (2) a proposal to amend the Articles;

                  (3)  a  proposal   regarding  a   reorganization,   merger  or
                  consolidation involving the corporation;

                  (4) a proposal to wind up and dissolve the corporation;

                  (5) a proposal to adopt a plan of distribution of the share, obligations or securities of any other corporation, domestic or foreign, or assets other than money which is not in accordance with the liquidation rights of any preferred shares as specified in the Articles.

         Section 10.5 Delivery of Notice. Notice of a shareholders' meeting or any report shall be given either personally or by mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with the provisions of this section, executed by the secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

         If any notice or report addressed to the shareholders at the address of such shareholder appearing on the books of the corporation is returned to the corporation by United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice to all other shareholders.

         Section 10.6 Adjourned Meetings. When a shareholders' meeting is adjourned to another time or place, unless the By-Laws otherwise require and except as provided in this section, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting, if the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         Section 10.7 Attendance at Shareholders' Meeting. Attendance of a person at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the California General Corporation Law to be included in the notice but not so included in the notice if such objection is expressly made at the meeting.

         Section 10.8 Quorum. (a) The presence in person or by proxy at any meeting of persons entitled to cast a majority of the votes entitled to be cast by the outstanding voting shares shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of the votes entitled to be cast by the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles or these By-Laws and except as provided in subdivision (b).

         (b) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by an affirmative vote equal to at least a majority of the votes required to constitute a quorum.

         (c) In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the votes entitled to be cast by the shares represented either in person or by proxy, but no other business may be transacted, except as provided in subdivision(b).

         Section 10.9 Actions Without Meeting. (a) Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided that, subject to the provisions of Section 2.6, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

         (b) Unless the consents of all shareholders entitled to vote have been solicited in writing,

                  (1) notice of any shareholder approval on matters described in subparagraphs (1), (3) or (5) of subdivision (b) of Section
                  10.4 or respecting indemnification of agents of the corporation without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and

                  (2) prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing; the provisions of Section 10.5 shall apply to such notice.

         Section 10.10 Revocation of Consent. Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

         Section 10.11 Voting Rights. Except as provided in Section 10.13 or in the Articles or in the Certificate of Determination of Preferences of any series of preferred shares or in any statute relating to the election of directors or to other particular matters, each holder of preferred shares entitled to be voted shall be entitled to eight votes for each preferred share and each holder of common shares entitled to be voted shall be entitled to one vote for each common share with respect to each matter submitted to a vote of shareholders. A fraction of a share shall not be entitled to any voting rights whatsoever. Any holder of shares entitled to vote on any matter may vote pact of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote.

         Section 10.12 Determination of Holders of Record. (a) In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.

         (b) In the absence of any record date set by the Board of Directors pursuant to subdivision (a) above, then:

                  (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                  (2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

                  (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

         (c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record (late if the meeting is adjourned for more than 45 days from the date set for the original meeting.

         (d) Shareholders on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles or these By-Laws or by agreement or applicable law.

         Section 10.13 Elections for Directors. (a) Every shareholder complying with subdivision (b) and entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit.

         (b) No shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of votes to which the shareholder's shares are entitled pursuant to
         Section 10.11) unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given written notice to the chairman of the meeting at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

         (c) In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

         (d) Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins or unless the By-Laws so require.

         Section 10.14 Proxies. (a) Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. Any proxy purporting to be executed in accordance with the provisions of the General Corporation Law of the State of California shall be presumptively valid.

         (b) No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this section. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

         (c) A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation.

         Section 10.15 Inspectors of Election. (a) In advance of any meeting of shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the holders of shares entitled to cast a majority of the votes entitled to be cast by the shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

         (b) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

         (c) The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

         Section 10.16 Voting Powers on Default in Dividends. Reference is hereby made to paragraph (1) of Section 5.1 of Article V of the Articles for provisions concerning changes in voting powers of preferred shares and common shares of the corporation and procedure for election of directors in case of certain defaults in payment of dividends on preferred shares.

                                   ARTICLE XI

                              MEETINGS OF DIRECTORS

         Section 11.1 Place of Meetings. Unless otherwise specified in the notice thereof, meetings (whether regular, special or adjourned) of the Board of Directors of this corporation shall be held at the principal office of the corporation for the transaction of business, as specified in accordance with
Section 1.1 hereof, which is hereby designated as an office for such purpose in accordance with the laws of the State of California, or at any other place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board.

         Section 11.2 Regular meetings. Regular meetings of the Board of Directors, of which no notice need be given except as required by the laws of the State of California, shall be held after the adjournment of each annual meeting of the shareholders (which meeting shall be designated the Regular Annual Meeting) and at the hour of 11:00 o'clock in the forenoon on the fourth Tuesday in January and on the third Tuesday in April, July and October, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday.

         Section 11.3 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by any Vice President or the Secretary or by any two or more of the directors.

         Section 11.4 Notice of Meetings. Except in the case of regular meetings, notice of which has been dispensed with, the meetings of the Board of Directors shall be held upon four (4) days' notice by mail or forty-eight (48) hours' notice delivered personally or by telephone, telegraph or other electronic or wireless means. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the directors are regularly held. Except as set forth in Section 11.6, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

         Section 11.5 Quorum. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors except as otherwise provided by law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

         Section 11.6 Adjourned Meetings. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

         Section 11.7 Waiver of Notice and Consent. (a) Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

         (b) The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 11.8 Action Without a Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

         Section 11.9 Conference Telephone Meetings. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this section constitutes presence in person at such meeting.

         Section 11.10 Meetings of Committees. The provisions of this Article apply also to committees of the Board and action by such committees.

                                   ARTICLE XII

                                SUNDRY PROVISIONS

         Section 12.1 Instruments in Writing. All checks, drafts, demands for money and notes of the corporation, and all written contracts of the corporation, shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time by resolution designate. No officer, agent, or employee of the corporation shall have power to bind the corporation by contract or otherwise unless authorized to do so by these By-Laws or by the Board of Directors.

         Section 12.2 Fiscal Year. The fiscal year of this corporation shall be the calendar year.

         Section  12.3  Shares  Held  by  the   Corporation.   Shares  in  other
corporations standing in the name of this corporation may be voted or represented and all rights incident thereto may be exercised on behalf of this corporation by the President or by any other officer of this corporation authorized so to do by resolution of the Board of Directors.

         Section 12.4 Certificates of Stock. There shall be issued to each holder of fully paid shares of the capital stock of the corporation a certificate or certificates for such shares. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer and Treasurer or the Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         Section 12.5 Lost Certificates. The Board of Directors may by resolution provide that in the event any certificates for shares of the capital stock of the corporation shall be alleged to have been lost or destroyed, no new certificate or certificates shall be issued in lieu thereof until an indemnity bond in such form and in such amount as shall be approved by the

President or a Vice President of the corporation shall have been furnished. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates as it shall in its discretion deem appropriate.

         Section 12.6 Certification and Inspection of By-Laws. The corporation shall keep at its principal executive office in this state, or if its principal executive office is not in this state at its principal business office in this state, the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside this state and the corporation has no principal business office in this state, it shall upon the written request of any shareholder furnish to such shareholder a copy of the By-Laws as amended to date.

         Section 12.7 Notices. Any reference in these By-Laws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notices communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

         Section 12.8 Reports to Shareholders. The Board of Directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year or within such shorter time period as may be required by applicable law, and such annual report shall contain such information and be accompanied by such other documents as may be required by applicable law.

         Section 12.9 No Closing of Stock Transfer Books. The Board of Directors shall set a record date to determine shareholders eligible to receive dividends, rights, distributions and the like, and to vote at meetings of shareholders, and the transfer books shall not be closed in connection therewith.

         Section 12.10 Indemnification of Directors, Officers and Employees. (a) For the purpose of this section, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification under subdivision (d) or paragraph (3) of subdivision (e).

         (b) Subject to the specific determination required by subdivision (e), the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

         (c) Subject to the specific determination required by subdivision (e), the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this subdivision (c):

                  (1) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person's duty to the corporation, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonable entitled to indemnity for the expenses which such court shall determine; or

                  (2) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

                  (3) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

         (d) To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in subdivision
         (b) or (c) or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent ill connection therewith.

         (e) Except as provided in subdivision (d), any indemnification under this section shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subdivision (b) or (c), by:

                  (1) A majority vote of a quorum consisting of directors who are not parties to such proceeding; or

                  (2) Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

                  (3) The court in which such proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the corporation.

         (f) Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this section.

         (g) No provision made by the corporation to indemnify its or its subdsidiary's directors or officers for the defense of any proceeding, whether contained in a resolution of shareholders or directors, an agreement or otherwise, shall be valid unless consistent with this section. Nothing contained in this section shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

         (h) No indemnification or advance shall be made under this section, except as provided in subdivision (d) or paragraph (3) of subdivision
         (e), in any circumstance where it appears:

                  (1) That it would be inconsistent with a provision of the Articles, By-Laws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                  (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

         (i) The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this section.

         (j) This section does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent of the corporation as defined in subdivision (a). Nothing contained in this section shall limit any right to indemnification to which such a trustee, investment manager or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this section.

         (k) Nothing in this section shall restrict the power of the corporation to indemnify its agents under any provision of the California General Corporation Law, as amended from time to time, or under any other provision of law from time to time applicable to the corporation, nor shall anything in this section authorize the corporation to indemnify its agents in situations prohibited by the California General Corporation Law or other applicable law.

                                  ARTICLE XIII

          CONSTRUCTION OF BY-LAWS WITH REFERENCE TO PROVISIONS OF LAW

         Section 13.1 Definitions. Unless defined otherwise in these By-Laws or unless the context otherwise requires, terms used herein shall have the same meaning, if any, ascribed thereto in the California General Corporation Law, as amended from time to time.

         Section 13.2 By-Law Provisions Additional and Supplemental to Provisions of Law. All restrictions, limitations, requirements and other provisions of these By-Laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

         Section 13.3 By-Law Provisions Contrary to or Inconsistent with Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these By-Laws which upon being construed in the manner provided in Section 13.2 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these

By-Laws, it being hereby declared that these By-Laws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

                                   ARTICLE XIV

                    ADOPTION, AMENDMENT OR REPEAL OF BY-LAWS

         Section 14.1 By Shareholders. By-Laws may be adopted, amended or repealed by the affirmative vote of a majority of the votes entitled to be cast by the outstanding voting shares of the corporation.

         Section 14.2 By the Board of Directors. Subject to the right of shareholders to adopt, amend or repeal By-Laws, By-Laws other than a By-Law or amendment thereof changing the authorized number of directors may be adopted, amended or repealed by the Board of Directors. A By-Law adopted by the shareholders may restrict or eliminate the power of the Board of Directors to adopt, amend or repeal any or all By-Laws.

                            CERTIFICATE OF SECRETARY

KNOW ALL MEN BY THESE PRESENTS:

     I _____________________, Secretary of SJW Corp., a California corporation, hereby certify that the foregoing is a full, true and correct copy of the By-Laws of said corporation, and that the same were in effect on __________________, and are in effect at the date of this certificate.

     IN WITNESS WHEREOF, I have hereunto set my name and seal of said SJW Corp. this _____ day of _____________________, 19________.



--------------------------
  Secretary of SJW Corp.

                           JANUARY 24, 1989 AMENDMENT


                                   BY-LAWS OF
                                    SJW CORP


At the regular meeting of the Board of Directors of SJW Corp held on January 24, 1989, Section 12.10 of the By-Laws was deleted in its entirety.

                                     By-Laws

                                       OF

                                    SJW Corp.

                           (a California Corporation)

                             Adopted April 16, 1985

                                   AS AMENDED

                     January 24, 1989 and October 20, 1994.

                           JANUARY 24, 1989 AMENDMENT

                                       TO

                                   BY-LAWS OF

                                    SJW CORP.


At the regular meeting of the Board of Directors of SJW Corp. on January 24, 1989, Section 12.10 of the By-Laws was deleted in its entirety.

                           OCTOBER 20, 1994 AMENDMENT

                                       TO

                                   BY-LAWS OF

                                    SJW CORP.

At the regular meeting of the Board of Directors of SJW Corp. held on October 20, 1994, Section 2.2 (c) of the By-Laws was in its entirety to read as follows:

(c) The exact number of directors of the Corporation is fixed, within the limits set forth in clause (a) of this Section 2.2, at nine.